FINAL TRANSCRIPT
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**CCBN - VOXX - Q3 2003 Audiovox Corporation Earnings Conference Call
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   CCBN StreetEvents Conference Call Transcript

   **CCBN - VOXX - Q3 2003 Audiovox Corporation Earnings Conference Call

   Event Date/Time: Oct. 15. 2003 / 10:00AM ET
   Event Duration: N/A

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streetevents@ccbn.com         617.603.7900        www.streetevents.com
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(C) 2003 CCBN.com, Inc. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of CCBN.com, Inc.

CORPORATE PARTICIPANTS
 John Shalam
 Audiovox Corporation - Chairman, President and CEO

 Philip Christopher
 Audiovox Corporation - EVP, and President and CEO, Audiovox Communications
   Corporation

 C. Michael Stoehr
 Audiovox Corporation - SVP, CFO

 Patrick Lavelle
 Audiovox Corporation - SVP, Audiovox Corporation, and President and CEO, Audiovox Electronics Corp.

 Glenn Wiener
 Audiovox Corporation - Investor and Financial Media Relations

CONFERENCE CALL PARTICIPANTS
 Thomas Kahn
  Analyst

 John Bucher
 Harris Nesbitt - Analyst

 Charles Dicenza
Analyst
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streetevents@ccbn.com         617.603.7900        www.streetevents.com
---------------------------------- ---------------------------- ----------------
(C) 2003 CCBN.com, Inc. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of CCBN.com, Inc.

PRESENTATION



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Operator


Good day, ladies and gentlemen. Thank you for joining Audiovox Fiscal Quarter Three Conference Call. My name is [Kaitlin][ph], and I'll be your coordinator today. At this time, you are all in listen-only mode. There will be a question-and-answer session following your presentation, and you will receive instructions on how to ask questions at that time. If at any time during the call you require assistance, please key star zero, and an operator will be happy to assist you. As a reminder, this conference is being recorded.

At this time, I'd like to turn the program to your host, Mr. Glenn Wiener. Sir, please go ahead.


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 Glenn Wiener  - Audiovox Corporation - Investor and Financial Media Relations


Good morning, everyone, and thank you for joining us this morning on Audiovox's Fiscal 2003 Third Quarter Conference Call for the period ended August 31, 2003. If you have not received a copy of today's announcement, you may visit the Company's website at www.audiovox.com, or contact me directly at 212-786-6011 following the call.

As the Operator mentioned, today's call is being webcast and is available on the Company's website under the Investor Relations section. For those unable to participate, a replay has been arranged and will air for one week in the approximately one hour after the completion of this call.

Before getting started, I'd like to address safe harbor language. Except for historical information contained herein, statements made on today's call and in today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information, and the Company assumes no responsibility to update any such forward-looking statements.

The following factors, among others, may cause the actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from our ability to keep pace with technological advances; significant competition in the wireless, mobile, and consumer electronics businesses; quality and consumer acceptance of newly introduced products; our relationships with key suppliers and customers; market volatility; non-availability of products; excess inventory; price and product competitions; new product introductions; the possibility that the review of a prior filing by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any [of our][ph] statements.

Risk factors associated with our business, including some of the factors set forth herein, are detailed in the Company's Form 10-K for the fiscal fourth quarter and year ended November 30, 2002, and its Form 10-Q for the three months ended August 31, 2003.

At this time, I'd like to introduce John Shalam, Chairman, President, and CEO of Audiovox Corporation. John?


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 John Shalam  - Audiovox Corporation - Chairman, President and CEO


Thank you, Glenn.

Good morning, ladies and gentlemen, and thank you for joining us today to discuss our fiscal third quarter results.

In addition to my own remarks, Michael Stoehr, our CFO, will discuss our financial results, and Philip Christopher and Pat Lavelle, CEOs of our Wireless and Electronics subsidiaries, will walk you through the developments of their respective companies and what's in store for the balance of the year.

This morning, we reported revenues of just over $265m and profits of $647,000, or three cents per share.

Sales in our Wireless subsidiary, ACC, were off considerably due to ongoing testing for carrier approval of several new phones. As a result, these products that were slated for introduction this quarter were pushed back slightly.

On the plus side, we have begun shipping our 8600 models and plan to introduce the 8400 series, as well as the 9900 series and the 8900 series cameraphones shortly. These new products should have a positive impact on both our fourth quarter 2003 and first quarter 2004 sales.

Our Electronic subsidiary, AEC, reported third quarter revenues of $135m, up 29 percent versus last year. AEC results reflect continued success of our mobile video and consumer electronics products. We are working diligently to assimilate the Recoton assets, and as we stated last quarter, believe this acquisition will positively impact our fiscal 2004 results. I will let Pat discuss with you further shortly.

In closing, I believe the telecommunications industry has been challenging and will remain so, but the economy is showing signs of improvement, and our new wireless products are being met with enthusiasm and optimism. I anticipate a stronger fourth quarter for Audiovox Communications Corporation and remain confident in our ability to [draw][ph] electronics business. Having a diversified portfolio of products has positioned us well to take advantage of what should be a stronger 2004.

Thank you for your continued support, and at this time, I'll turn the call over to our Chief Financial Officer, Michael Stoehr. Michael, please go ahead.


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 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Thank you, John. Good morning, everyone.

Net sales for the quarter were $266m versus $301m third quarter of 2002, which was a decline of 12 percent. Our revenue was impacted in our Wireless group, whose sales were 131m versus 197 third quarter last year. Unit sales were 816,000 versus 1.1m units third quarter of 2002. Also, our ASPs were $145 versus $151 last year at this time. Both the declining unit sales and ASPs were caused by a lack of new product introduction during this quarter. Mr. Christopher will address the new product cycles later in the presentation.

The decline in our revenue in the third quarter was partially offset by the Electronics group, which had sales of $135m versus $105m in the third quarter of 2002. The growth in the Electronic revenue was principally a result of increases in consumer goods, mobile video, and satellite radio products, and Pat will discuss this further in his presentation.

Also included in the revenue for the third quarter sales were sales from our new German operations, as a result of the Recoton acquisition, of approximately $6m. We had some smaller Jensen sales, but the majority of the increase was from the German operations.

Gross profit margins were 10.4 percent this quarter versus 9.1 percent third quarter of 2002. The margins were affected by the Electronics group, becoming a larger percentage of our total revenue. Electronics was 50.9 percent of third quarter sales versus 34 percent of total sales in the third quarter of 2002. As Electronics has an overall higher gross margin, mathematically, it impacts the consolidated gross margin of the Company.

If we look at the two groups, the gross margin for Wireless was 3.9 percent, versus 4.4 percent 2002. This is a result of two major items: one, Wireless is awaiting character acceptance of new product and was only selling out the older models during the quarter; and, two, Wireless also disposed of certain PDAs, which impacted the gross margin by 1.3 percent for the quarter.

The Electronics margins were 16.8 percent, versus 18 percent third quarter of 2002. A portion of this decline was the result of increased product sales to large consumer electronics customers, which have lower price -- lower margins as a result of higher volume. And, also, based upon these larger sales, we had increased MDF programs to these customers.

Operating expenses for the quarter increased approximately $4.1m to $25m. A component of this increase was from the operations of the new European company acquired in the Recoton acquisition during the third quarter, which was approximately $2.2m.

Our Wireless group had a decline in expenses, principally in bad debt provisions and general administrative overhead.

The Electronics Group, because of its increased volume, experienced increases in some of its office hours to support the sales operation and also in its commissions as a result of higher sales.

During the quarter, there were also three charges that took place that were not normal to our operations.

The first was the charge to cover the settlement that we previously announced with the government agency; there was a charge in our Venezuelan subsidiary related to severance benefits, which the Company is challenging, and charges related to the issuance of warrants to non-employees. The total cost of this charge was $1.4m.

Our other expenses and interest declined as the Company continues to maintain a strong cash position. We don't have as much foreign exchange differentials occurring out in our Venezuelan subsidiaries.

Our joint venture, ASA, had a great quarter, with both sales and gross margins up as this market continues to grow for them.

On a pre-tax basis, before minority interest, the Company reported $3.1m' worth of income. Because of the valuation allowance of the FAS 109, the Wireless Group, which is 75-percent owned and not consolidated in the Company's financial statements, impacted the Company's after-tax return. What happens is that because we cannot have any tax differential in the losses, it goes dollar for dollar. As a result, we reported net income of $647,000 versus [$1.6m][ph], or 3 cents a share, versus 12 cents a share third quarter last year.

Cash flow from operations for the nine months provided $103m, and after paying for the Recoton acquisition and other fixed asset, we increased our cash from year-end to $30.7m as of August, and we still have balances in about the $20m range as we speak now. This cash flow is a result of accounts receivable and inventory reductions in our Wireless Group and also an improvement in the receivable turns in both groups.

The accounts receivable for Wireless were $52m this quarter versus $112m for quarter '02. The Electronics accounts receivable were $103m versus $79m quarter '02, and the inventory for Wireless was $70m this quarter, down from $161m.

Our Electronics inventory grew to 118m versus 91. The growth in the Electronics also was a result of the acquisition of the assets in the Jensen, as the inventory of 118m includes $12.6m' worth of inventory acquired during the quarter and also the accounts receivable of approximately $7m.

At this time, we still do not have any direct borrowings under our main banking facility of $150m, and the debt that you see on our balance sheet is just the subsidiary debt in Malaysia and Germany.

The Company anticipates some borrowings under its main facility during the fourth quarter. This, again, is based on the acceptance cycle of the Wireless product. We will also see sequentially increasing sales over the third quarter as we're moving into our seasonal high point. We have plenty of cash to purchase the products going forward, and we also should see, as we've mentioned previously, an impact from our newly acquired European company during the fourth quarter, which is also a high point for the selling season.

That's where we stand at this point. John?


--------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman, President and CEO


Thank you very much, Michael, and at this time, I'd like to introduce Philip Christopher, the Executive Vice President of Audiovox Corporation and the President of Audiovox Communications Corp. Philip, please go ahead.


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Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Thank you, John. Good morning, everyone. Just to summarize the numbers that Mike has advised you, let me just review the nine months.

For nine months ending August 31, 2003, the Wireless division had sales of $536m versus $516m, which is an increase of $20m in sales.

In terms of unit sales, nine months, this year was 3.1m versus 3.4m last year, a reduction of 300,000. The key was the average selling price of $161 nine months this year versus $137 in 2002. As Mike mentioned, our accounts receivable has been reduced to $52m versus $112m nine months last year.

The reduction in inventory obviously is a blessing and also a curse at the same time. In view of the fact that we failed to introduce some new products, we were selling our old discontinued models, and as a result, both the inventory and the receivables reduced. The inventory came down to 70m versus 161m last year. And in terms of actual units, the unit inventory, 360,000 versus 1.1m last year at the same time. Last year [inaudible] we had a loss of 15.5m versus a $2.1m profit ending the nine months.

Overall, these results are not satisfactory, and they do not meet our expectations, and certainly the kind of year that we would like to see is the type of year that we had in the year 2000 when the ACC division had [indiscernible] sales of $1.4b and unit sales of over eight million, with a profit of $33m. Since the year 2000, several factors affected the ACC division, first and most of all, the economic conditions; the consolidation of the carriers that has taken place not only in North America but in South America and all over the world; the shift of technology that has taken place in the last three years and has basically revolutionized the communications industry, and in particular North and South America, shifting from analog to digital, to 1XRTT, and from 1XRTT to color display, and then cameraphones, all in a matter of two years. And last but not least, the competitive environment from the Korean manufacturers and other manufacturers that are coming out of Japan and China, and that basically reduced the prices across the board.

In fiscal year 2001 and 2002, as you all know, we had suffered some heavy losses, and I am happy to report that nine months year 2003, at least we have turned the corner around, and we have turned to profitability as of nine months August 31, 2003.

One of the latest developments, and we alluded to it, during the third quarter, we had expected to get approvals from some of our new models that have been delayed. We have just launched CDM8600. The CDM8600 is a color display phone that was just launched by Verizon, and I'm happy to report to you that the sales are going well. We have delivered approximately 400,000 units to Verizon during September and October, and we expect the growth of that model to continue. Besides Verizon Wireless, Western Wireless has introduced the same model. Bell Mobility of Canada and other carriers in South America are expected to be launching the same model.

We have three models that are, at the moment, under consideration for approval: the CDM8400, which is a broad-type color display phone; the CDM8900, which is a color display cameraphone; and the CDM9900, which is a video cameraphone that is being -- under consideration by Sprint and Verizon. We expect to have approvals on these models sometime by the end of October, beginning of November, and at least it will give us a chance to pick up some of the sales in November and December. Obviously, our efforts were to introduce these models in July. The best time to introduce is during the third quarter. This way, we can pick up the sales through in the fourth quarter. Let us remember that 50 percent of the sales of all the carriers are down between September and December. So our efforts for the future is to really bring the models into the -- into introduction during the third quarter.

Our position right now is to continue to strengthen our CDMA business. Up to this point, we have been basically a CDMA manufacturer and a CDMA supplier. Our big accounts have always been Verizon, Sprint, Bell Mobility, Telus, the type of customers that are handling the CDMA business.

As of June of 2003, we signed a supplier agreement with Sharp Electronics. Sharp Electronics is the premiere image and device manufacturer for Vodafone in Europe and for other European companies, such as T-Mobile and [Team of Italy][ph].

The same products that are now on the GPRS horizon in Europe will be introduced and launched with AT&T, T-Mobile, and other carriers in South America, including [Telcell][ph] of Mexico in the year 2004. So for the first time, we can look forward to ACC expanding its wings from the CDMA arena to the GPRS products and have a strong product line to follow.

In terms of our suppliers, as you know, Toshiba was our main and preferred supplier, and that is why in the year 2002 we accepted an investment from Toshiba for 25 percent. That brought $32m into the company, and that investment not only gives us the ability to have new technology and new products and also secure our future for [indiscernible] with 3G products that Toshiba is working on.

Besides the 9900, which will be introduced in the fourth quarter, with Toshiba, we expect to be introducing in the first quarter a PTT model for both Verizon and Sprint and other carriers, a megapixel phone that will be introduced in July and a mid-tier phone. The CDM 9900 is the first phone in the market with the MSM 6100 chip, establishing our leadership position and maintaining that we are ahead of the competition in terms of technology. It is our hope that we continue with the MSM 6500, bringing an EVDO phone with Toshiba towards the fourth quarter 2004.

Our other CDMA supplier, Curitel, has represented the biggest volume of ACC. Curitel is the third largest manufacturer in the Korean domestic market, behind Samsung and LGIC, and today enjoys a 19-percent market share of the domestic market in Korea. Their products are developing very fast, and they're very flexible in bringing the products to the market. Besides the 8600, which has been approved and has been launched, we expect to be receiving approvals on the 84 and 8900 during the fourth quarter, and first and second quarter next year, we expect to have the PTT model, the 8920 megapixel plus the 8930 megapixel for Sprint and Verizon.

And as I said before, joining these two CDMA manufacturers, in which we have an alliance with, for the first time, Sharp Electronics of Japan, the premier imaging device manufacturer, will be joining the ranks of our suppliers since we have already established an agreement with them.

Our first model, GX28, to AT&T is expected to be launched sometime in the first quarter of next year, and the TM20 for T-Mobile, expected to be launched during the second quarter next year.

In addition to this, we have also signed an agreement with HTC, a Taiwanese company with PDAs and smart phones based on the Microsoft technology. We are working now with AT&T on a device with Sprint and [Telso][ph] of Mexico, and we do expect to have those devices approved and launched during the first quarter of next year.

In addition, we are looking into the low-tier products from China manufacturers to basically complete our product line, and for the first time have a complete CDMA, complete GPRS, and a complete PDA line.

Our objectives, basically: to strengthen the CDMA, to expand the GPRS, to continue to build alliances with the manufacturers that can bring us those products, continue to give the value-added services that our ACC has become well known for. ACC, who basically is probably the most efficient marketing team and distribution arm in North and South America, given the right products, we can continue to be successful. Plus, in addition to that, we want to continue to bring innovative products in the market. Just as now in the fourth quarter we will be the first ones with a video cameraphone, continue in the tradition of being the first with a TFT color and the first ones to be with the PDA with built-in RF, it is our hope that we will be the first ones, also, with the 1X EVDO phone for Verizon as well.

The other thing that we have to look forward to is the fact that we have been able to touch almost all the carriers, and today we are one of the top four suppliers of Verizon, one of the top suppliers of Sprint, Bell Mobility and TELUS of Canada, and in Mexico, [Telcell][ph] or [Usersel][ph] and Telefonica.

In South America, we have expanded our business with Bell South International, Verizon International, Telefonica, [Centennial][ph] and SmartCom.

And, of course, we don't forget the smaller PCS and CDMA carriers in North America, carriers like the United States seller Alltel, Western Wireless, and MetroPCS. The business is there to be gotten.

We have to obviously develop our products and bring those products to the approval process. I do not hide from you that the approval process has become a difficult task. Each one of these carriers has unique specifications and unique features. It is becoming increasingly difficult to have products for all the carriers. But at the same time, by having manufacturers like Toshiba, Sharp, Curitel, Maxon, HDC, and other Chinese manufacturers, it is our hope that we will continue the turnaround and look forward to a good year in 2004 that will bring us back to the type of sales and type of revenues that we have been used to in the past. It is our hope that the change of technology that has taken place will give us this opportunity.

Let us remember that November 24, the WLNP, the number portability, could create additional business for all of us. And although in North America, the penetration is high -- we've got some 160 million subscribers -- and in South America as well, technology is forcing terminals to be changed. The replacement business continues to be strong, and it is our objective to take advantage both of the number portability issue and the replacement market to increase our business in 2004.

For the time being, I think we just have to be satisfied with the fact that the first nine months has been a turnaround. The whole telecommunications industry has been suffering during these past three years. We look forward to a better quarter in 2003 fourth quarter, and, of course, we expect 2004 to be a better year.

The foundation is there, the product development is very good for us, and we are optimistic for year 2004. So we look forward to taking advantage of all these possibilities and meeting our objectives in the fourth quarter 2003, and, particularly, we look forward to 2004.

Thank you, John.


--------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman, President and CEO


Thank you very much, Philip.

At this time, I would like to introduce Pat Lavelle, who is the President of Audiovox Electronics Corporation. Pat, please go ahead.


--------------------------------------------------------------------------------

Patrick  Lavelle  -  Audiovox  Corporation  -  SVP,  Audiovox  Corporation,  and
  President and CEO, Audiovox Electronics Corp.


Thank you, John, and good morning, everyone. I'm happy to report sales for the third quarter continue to be strong, and we were able to out-produce the third quarter of '02 by approximately 29 percent in sales. With sales at $135m, it was our best quarter ever and surpassed our previous record, which we had set in the second quarter of this year by 20 percent. Pre-tax profits grew by 15 percent '03 over '02.

We continue to have strong demand for our consumer electronic products, and sales in this category grew by 77 percent over the same period last year.

DVD portables and our GMRS family radios are the key drivers, but we are also seeing good growth in our LCD under-counter kitchen TV program and our regular LCD program of 15- and 20-inch TVs.

Mobile video sales grew by 11 percent and maintains its position as AEC's number-one product category and maintains a number-one market share in the industry.

Mobile electronics and security sales were off 2.3 percent from the third quarter last year, as sales continued to reflect the shift from alarms to remote starts, where sales of remote starts are stronger in the fall and winter months.

Our audio business grew by 109 percent, primarily from increases in satellite radio sales, and we had a month-and-a-half of sales from the recently acquired assets of Recoton.

All in all, our product sales continue to post strong gains, and the Audiovox brand continues to gain momentum and greater consumer awareness.

Our market segments for the quarter break down as follows:

Mass merchants and national chains represents approximately 60 percent of our total revenue. Mike had touched on the fact that our margins were affected, and that's the case. As we sell more product into the mass merchant and national chains, our margins are compressed a little bit from our normal business. But this 60 percent of our total revenue reflects stronger consumer electronic sales, the new Jensen sales, and the satellite radio sales that go to this segment of the market. At 60 percent, we're running about 6 percent higher as far as the total percentage of our revenue than normal.

Expediters and independent distributors represented approximately 32 percent of our turnover, and the original equipment manufacturers represented approximately 8 percent of total revenue.

For the quarter, we had only one account that represented more than 10 percent of our revenue for the quarter, and that account represented 11.5 percent of sales for the quarter, and they represent 11 percent of sales for the year. And although we are seeing a trend towards more mass merchant business, our distribution is spread across a wide segment of the market, and that is something that we've been striving for for quite some time.

The Jensen acquisition from Recoton is complete, and we are on target to surpass the $10m projection that we had for this year. Sales in Germany are growing as we move into the Christmas selling season. In the U.S., we are starting to receive shipments of new product to replace the discontinued and out-of-stock Jensen [inaudible], and as I indicated in our past teleconference, the German business was pretty much intact when we took over. Therefore, we expect to see, and we are seeing, a quicker turnaround to normal business.

In the U.S., that's a different story. It will take longer to turn around since we are essentially rebuilding sales from scratch, and we will need to wait until the retailers go through their -- the big retailers go through their Christmas cycles and reset their planograms in April of '04. We are doing regular distributor business, but a bulk of the Jensen business in the United States was done with major mass merchants, and like I said, their program for 2003 -- those programs are pretty much set. So we're not going to be able to have much impact until the buyers come into the show and look at what they're going to lay out for 2004, where we will be able to get our opportunities.

As we look to the fourth quarter, we are optimistic that sales will remain strong. Currently, we are shipping our new plug-and-play Sirius receivers, and there are strong promotions planned by Sirius. We expect to see some very good sell-through based on this strong promotion. Sirius is rolling out a heavy schedule to drive to meet their prescription targets -- or subscription targets, and they will be featuring Audiovox plug-and-play units on Monday Night Football and other major primetime TV shows. They will announce their budget for the fourth quarter as far as what they're spending in advertising, but I can tell you that it is several million dollars for the fourth quarter, and that will give us some very good exposure.

In addition, we have strong promotions set for our video bags. We introduced a number of new video bags in the third quarter, and these will be set for Christmas promotion. We have large programs for DVD portables and our GMRS radios for the fourth quarter. We are delivering now; however, we are seeing some shortages of key components which could result in increased air freight charges for us as we're waiting for some of these components to get in so that we can fulfill our Christmas business. However, we do remain very optimistic that the fourth quarter will most likely be our strongest ever. Thank you. John?


--------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman, President and CEO


Pat, thank you very much, and ladies and gentlemen, we're now ready to receive your questions and comments.








QUESTION AND ANSWER



--------------------------------------------------------------------------------
Operator


[Caller instructions.]

Your first question, sir, comes from [Thomas Kahn][ph].


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


Hi, good morning. The phones that are awaiting carrier approval, for example, for Verizon, do you have units that are actually in America ready to be sold and the carrier's just awaiting approval so you're going to be able to get some of the holiday season sales, or is this something that has to come from the Orient?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


The way we do it is after hardware approval, we begin risk building, so the factory has, for example, on the 8400, our anticipation was 300,000, and on the 8900, approximately 600,000. But as the time goes by, you lose proportion of that. But the actual production has been initiated. There's inventory ready to be airfreighted from our manufacturers in Korea, and upon final software, which gives you the approval, then we input the final software, which is relatively quick, and then we airfreight the units. We have to be very cognizant of the fact that fourth quarter is critical to us for our success.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


But we read in the paper, for example, that Motorola is going to be delayed and, therefore, they're going to miss the holiday season.


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Right.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


And the question comes down to is the delay that Motorola is suffering the same delay that you're suffering? Will you both be approved about the same time? Do you have units which will be able to get into the store ahead of Motorola or the same time, or will the bulk of this happen after Christmas is over?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, the Motorola story was the cameraphone. And we have two cameraphones in the pool right now, the 89 and the 99. The 89 and 99 are both to Verizon, and the 89, also, to Telus of Canada. Telus of Canada, we expect to deliver 60,000 by the end of October to launch the product. The 89 for Verizon, we expect by November 15 to have them [all in state][ph]. And for the 9900 and the VN450 for Sprint, we are also expecting, prior to Thanksgiving weekend, which is a big weekend for launch and to have inventory in the warehouses of these carriers.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


So if I go --


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Just to make -- I am not in a position to tell you what Motorola is doing [inaudible]--


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


I understand that, but what you're saying is if on December 1 I go into a Verizon store in Manhattan and I ask for the 8900 or the 9900, your best guess is that they would be able to sell me those phones?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Yes, that's my hope and my objective.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


 And would that -- those would both be cameraphones?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Yes, one is a cameraphone, and one is a video cameraphone. The 89 is a low-tier cameraphone; the 99 is a high-tier, and the [76100][ph] video --


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


Right. Now, would you -- I mean you do have some intelligence as to the industry. I mean when I walk into the Verizon store on December 1, do you think that they will have an offering for Motorola as well?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


I'm not sure.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


You don't know?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


I'm not sure. Right now, Verizon has one offering on a cameraphone, that [GLG][ph] 6000, which they have been selling, and Sprint has the Sanyo 8100 in their stores. Those are the two cameraphones that are on the CDMA side. On the GPRS side, you have AT&T and T-Mobile cameraphones as well.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


How will our 8900 be priced compared to the cameraphones that presently are at the Verizon store?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, let's put it this way. For Verizon to give us projections of up to 600,000, it means that it's a competitive phone. And the videophone is a high-tier phone, which is playing to the high-end users, the 8900 more to the low- and mid-tier.


--------------------------------------------------------------------------------
 Thomas Kahn Analyst


Got it. Thank you very much. Appreciate it.


--------------------------------------------------------------------------------
Operator


Your next question, sir, from John Bucher.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


John Bucher with Harris Nesbitt. Question first for Michael. It looks like looking at the Q that you've got -- that you had around $15m of short- and long-term debt as of the end of the fiscal third quarter. If you look at your peak working capital needs, how much of the line of credit do you expect you'll have to tap into through the holiday season?


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Okay, John, just to bring you up, the short-term debt that we're showing is about $3m out in Malaysia and about $3.8m in Germany. There's also the [eight million one] sub-debt that we already have in the system that we got when we did the acquisition. So right now, we'll probably come into the bank lines -- I don't want to get pinned down to an exact number, but not substantially.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 Okay, and then --


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Johnny, just to bring it further, as Philip has outlined to you, our financing patterns will follow track right to the introduction of the new product, and that will principally be on the Toshiba side financing, the accounts receivable that builds up and then spins the cash. So that's -- as the sales go up, you'll see the lines go up. Pat's pretty well covered on a cash flow basis, maybe a couple million more and that's it.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Okay, would you say less than 50 percent of your $150m line of credit will have to be tapped?


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Well, if it's greater than that, so we're having a [bang-off][ph] year, yes.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Okay. And speaking of that, can you provide a range at all for a bottom-line outlook for the next quarter?


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


As I stated in my remarks, that we'll be up sequentially, both on revenue, and we should be up -- we anticipate being up sequentially on the earnings.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Okay, question for Pat Lavelle. Given the Sirius satellite radio promotion, do you think it's possible for that product category, both XM and Sirius for Audiovox, to become a top-three or top-five category for you in the electronics side over the next -- over the course of the next 12 months or so?


--------------------------------------------------------------------------------
Patrick  Lavelle  -  Audiovox  Corporation  -  SVP,  Audiovox  Corporation,  and
  President and CEO, Audiovox Electronics Corp.


Good morning, John. With the number of -- you know, it's really tied to the number of subscribers that they have targeted for themselves. And XM is looking to get to a million subscribers by year-end and Sirius's target is 300,000.

With the fact that we are probably the largest seller of aftermarket product for Sirius right now, we can extrapolate out the numbers, but if they're successful in driving the subscriptions, we should be able to do some substantial numbers. We're looking at, you know, somewhere in the fourth quarter and first quarter of getting an additional 100,000 units out there. You know, based on where we are, 100,000 units would drive our audio business to where it would be a top performer within the group.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


And then a similar question on the GPS-related product that you sell, both some of the in-dash retrofit products as well as some of the portable products, what kind of growth and what kind of trends are you experiencing in that product category?


--------------------------------------------------------------------------------
Patrick  Lavelle  -  Audiovox  Corporation  -  SVP,  Audiovox  Corporation,  and
  President and CEO, Audiovox Electronics Corp.


Okay, well, you know, we're out -- it's funny, we're out here at the Consumer Electronic conferences, and we had a full day on Telematics and GPS product yesterday. You know, the industry, the Telematic industry and where you'll use GPS-based product, location-based product is in the aftermarket a very slow build, and it is primarily being driven top-down from the car manufacturers, where they're putting this type of equipment in their higher priced cars and hoping to drive sales that way.

We have two products that utilize navigation. One is our navigation product that utilizes GPS, and the other product is our location-based stolen vehicle recovery, our Pursuitrak, which we just started sales of this month. Both categories will be a slow build. I don't anticipate that we're going to see any strong, strong sales coming from this sector until the industry heats up, and what's going to cause that is more application and lower pricing. Right now, this equipment is fairly expensive, and it is putting a lid on the sales.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


And then just one final question for Philip Christopher, and I'll turn it over. Philip, I understood you'll have push-to-talk products from both Toshiba and Curitel in early 2004, was that correct?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


First quarter, yes, sir.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


And then the EVDO phone,  that's from Toshiba  only,  and that's  expected  late
2004?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


 Yes, correct.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Was the drive for the Toshiba phone, can you say, is that something that Verizon Wireless was, you know, especially aggressive in requesting, or is that just more of Toshiba had the capability to deliver it and so you all are launching it on that basis?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


No, it reflects the Verizon's aggressive approach towards the video.


--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Thank you very much.


--------------------------------------------------------------------------------
Operator


Your next question, sir, from Charles [Dicenza][ph].


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Good morning. For Philip, please. Philip, is the ACC volume, dollar volume in the fourth quarter, likely to exceed the year-earlier fourth quarter given all of this?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, it's all conditioned on the approvals, Charles. If we are successful in meeting our objectives, and, of course, remember that our fiscal year ends November 30 --


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Right.


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


-- we have three models, the 84, 89, and 99, and the unfortunate part has been a delay of the approvals. But if we do manage to get them into the system in November, what you're going to see is really November sales. October, we have the -- September and October, we picked up some sales on the 8600, but the big-ticket items are if we manage to get them into -- delivered to the carriers in November, it will be effective in our sales.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


So you can still do the 300,000 and 600,000 [inaudible]--


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, let's see what happens.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst

If -- you know, if you meet your revised targets, right?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Yes.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Okay. Now, what specifically went wrong, that it's just --


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Nothing went wrong. The average --


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Did they change -- did they change the procedures?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Their procedures and the change of specs with the carriers. Don't forget that the network must be able to support the product. It is a moving target. The UI interface of all the carriers has become increasingly more difficult. Sprint utilizes Java, Verizon utilizes [Brew][ph]. We have challenges that must be met, and we have a very strong engineering team, and I -- we also have a strong engineering team by [inaudible], but it's nothing different than what every vendor is going through in terms of getting the product approved, and this is the challenge of our industry.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Is this because Java and [Brew][ph] and [Volume][ph] are reasonably new? I mean they've been around before.


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, I think it's -- that's one thing, but I think the major situation is the -- it's like chasing a moving target in terms of the carriers' specs changing, you know, in a relatively fast situation. What would rectify this in the future is really our own product development to be geared towards third quarter launches so we can make sure we pick up the fourth quarter business rather than the --


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


You'd be [indiscernible] lead-time because you don't envision it's going to get any better. This is an ongoing issue with the carriers, I guess?


--------------------------------------------------------------------------------
Philip Christopher - Audiovox Corporation - EVP, and President and CEO, Audiovox
  Communications Corporation


Well, yes, as the specs keep changing, and, of course, the track of which direction they're going, Verizon is going toward EVDO, Sprint is going towards EVDV, and every carrier has their own direction, and, of course, all of them leading towards the wideband CDMA and the possibility of global warming. It's a challenging industry, but that's what makes this industry exciting -- what's making it exciting and what we have to look at the positives is that as the industry changes and the technology changes, it gives us the chance to continue to have replacement business growth in addition to additional subscribers.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


I understand that. May I ask a question of Michael?


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Yes.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Michael, you mentioned three extraordinary charges or two. One was warrants for non-employees, and the other was, you said, a previously announced payment to a government agency. Could you elaborate on both of those? I guess I missed the government agency.


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


That was in the 10-K and also the first and second quarter. It had to do with proceedings that went back to 1996 with the Federal Election Commission, which the Company settled in -- during the first half of the year. The warrants were for legal -- future legal expenses that we issued some warrants in the stock back in July.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


For future legal expenses?


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


And for -- yeah, it was to outside counsel.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Hmm, okay.


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


Because it's not an employee of the company, you have to expense the cost of those warrants. They were not issued below market.


--------------------------------------------------------------------------------
 Charles Dicenza Analyst


Okay, thank you.


--------------------------------------------------------------------------------
 C. Michael Stoehr  - Audiovox Corporation - SVP, CFO


You're welcome.


--------------------------------------------------------------------------------
Operator


[Caller instructions.]

At this time, it appears as though there are no further questions.


--------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman, President and CEO


I want to thank all of you for your interest and all your [indiscernible] and your continued participation. Thank you for joining us on the call today, and I'm confident that we'll see an improving picture as we go traditionally into our stronger fourth quarter and with some of the new products coming in for next year as well. So we'll look forward to talking to you soon, and thanks again for participating today.


--------------------------------------------------------------------------------
Operator


Ladies and gentlemen, that concludes the program for today. You may now disconnect.



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